United States
                 Securities and Exchange Commission
                       Washington D.C. 20549

                             Form 8-K

                          Current Report
                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


         Date of Report(Date of the earliest event reported)


                            June 8, 2006
                            ____________


                           THE STEPHAN CO.
        (Exact name of registrant as specified in its charter)


     Florida                1-4436                59-676812
 (State or other       (Commission File       (I.R.S. Employer
 jurisdiction of           Number)         Identification Number)
  incorporation)

                1850 W. McNab Road
             Fort Lauderdale, Florida                    33309
    (Address of principal executive offices)           (Zip Code)

                          (954) 971-0600
        (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 8.01  Other Events.

     As indicated in Part II, Item 5 of the Company's recently filed Form 10-Q for the quarter ended March 31, 2006 ("10-Q"), on May 25, 2006, the Company received a notification letter from the American Stock Exchange ("AMEX") that the failure to file its 10-Q, as required by Sections 134 and 1101 of the AMEX Company Guide, was a material violation of its continued listing agreement with AMEX. Pursuant to Section 1003(d) of the AMEX Company Guide, the Company was subject to suspension of trading and possibly, delisting.

     On May 26, 2006, the Company filed its 10-Q and on June 8, 2006 the Company received a letter from the AMEX indicating that the Company has resolved the continued listing deficiency referenced in the above mentioned letter of May 25, 2006.


ITEM 7.01.  Regulation FD Disclosure.

     On June 12, 2006, the Company issued a press release announcing the resolution of the continued listing deficiency indicated in the May 25, 2006 Delinquency letter from AMEX. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.


ITEM 9.01.  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number      Description

99.1        The Stephan Co. Press Release dated June 12, 2006



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


The Stephan Co.

By:


/s/ David Spiegel
__________________________
David Spiegel
Chief Financial Officer
June 13, 2006